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                                                                   EXHIBIT 23.1



                Exhibit 23.1 - Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Edison Brothers Stores, Inc. for the registration of debt and equity securities and to the incorporation by reference therein of our report dated March 8, 1995, with respect to the consolidated financial statements of Edison Brothers Stores, Inc. incorporated by reference in its amended Annual Report (Form 10-K/A) for the year ended January 28, 1995 filed with the Securities and Exchange Commission.



                                          /S/ ERNST & YOUNG LLP


St. Louis, Missouri
June 5, 1995